                                                                   EXHIBIT 10.39

                              MANAGEMENT AGREEMENT

                                     by and

                                     between

                          HPT TRS SPES, INC., AS OWNER,

                                       AND

                     CANDLEWOOD MANAGEMENT, LLC, AS MANAGER

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                               TABLE OF CONTENTS

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                                                                                                                     PAGE
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ARTICLE 1 DEFINITIONS.............................................................................................     1
       1.1       Agreement .......................................................................................     1
       1.2       Approved Budgets ................................................................................     1
       1.3       Business Day ....................................................................................     1
       1.4       Entity ..........................................................................................     1
       1.5       Fiscal Year .....................................................................................     2
       1.6       Hotels ..........................................................................................     2
       1.7       Hotel Accounts ..................................................................................     2
       1.8       Hotel Expenses ..................................................................................     2
       1.9       Hotel Leases ....................................................................................     2
       1.10      Hotel Records ...................................................................................     2
       1.11      Hotel Revenues ..................................................................................     2
       1.12      HPT .............................................................................................     3
       1.13      Management Fee ..................................................................................     3
       1.14      Owner ...........................................................................................     3
       1.15      Person ..........................................................................................     3
       1.16      Required Minimum Balance ........................................................................     3
       1.17      Uniform System of Accounts ......................................................................     3
ARTICLE 2 APPOINTMENT; DUTIES.....................................................................................     4
       2.1      Appointment of the Manager........................................................................     4
       2.2      Acceptance; General Description of Duties.........................................................     4
       2.3      Certain Specific Duties...........................................................................     5
       2.4      Brand and Trademarks..............................................................................     8
       2.5      Standard of Care..................................................................................     8
       2.6      Authority of the Manager..........................................................................     8
ARTICLE 3 INSURANCE...............................................................................................     8
       3.1      Maintenance of the Owner's Insurance..............................................................     8
       3.2      Manager's Insurance...............................................................................     8
       3.3      Indemnification of Owner..........................................................................     9
ARTICLE 4 REPORTING AND RECORDKEEPING.............................................................................     9
       4.1      Maintenance of Records, Etc.......................................................................     9
       4.2      Owner's Property; Continuing Access...............................................................     9
       4.3      Owner's Audit Rights..............................................................................     9
       4.4      Required Reports, Etc.............................................................................     9
       4.5      Supporting Documentation..........................................................................    10
ARTICLE 5 BANK ACCOUNTS...........................................................................................    10
       5.1      Hotel Accounts....................................................................................    10
       5.2      Access to Accounts, Etc...........................................................................    11
ARTICLE 6 PAYMENT OF EXPENSES.....................................................................................    11
       6.1      Costs Eligible for Payment from Hotel Accounts, Etc...............................................    11
       6.2      Excluded Manager Costs............................................................................    11
       6.3      Required Minimum Balance; Insufficient Funds......................................................    12
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                               TABLE OF CONTENTS

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ARTICLE 7 COMPENSATION; TERM; TERMINATION.........................................................................    13
       7.1      Management Fee....................................................................................    13
       7.2      Term..............................................................................................    13
       7.3      Fees on Termination or Expiration.................................................................    13
       7.4      Orderly Transition................................................................................    13
ARTICLE 8 ADDITIONAL COVENANTS OF MANAGER.........................................................................    14
       8.1      REIT Qualification Matters........................................................................    14
       8.2      Occupancy Agreements, Etc.........................................................................    14
ARTICLE 9 DISPUTE RESOLUTION; DAMAGES LIMITATIONS.................................................................    15
       9.1      Disputes to be Arbitrated.........................................................................    15
       9.2      Venue; Applicable Statute and Rules...............................................................    15
       9.3      Constitution of the Arbitration Panel;
                  Qualifications..................................................................................    15
       9.4      Award.............................................................................................    15
       9.5      Conduct of the Arbitration........................................................................    15
       9.6      Damages Limitations...............................................................................    16
ARTICLE 10 MISCELLANEOUS..........................................................................................    16
       10.1     Limitation on Assignment..........................................................................    16
       10.2     Other Business, Etc...............................................................................    16
       10.3     Notices...........................................................................................    16
       10.4     Successors and Assigns, Etc.......................................................................    17
       10.5     Severability......................................................................................    18
       10.6     Entire Contract...................................................................................    18
       10.7     Headings; Counterparts............................................................................    18
       10.8     Governing Law.....................................................................................    18
       10.9     Modification of Agreement.........................................................................    19
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

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT is made as of April 25, 2003, by and between HPT TRS SPES, INC., a Maryland corporation, as owner (the "Owner"), and CANDLEWOOD MANAGEMENT, LLC, a Delaware corporation, as manager (the "Manager").

                              W I T N E S S E T H :

         WHEREAS, the Owner leases the fifteen hotels described on Exhibits A-1--A-15 (collectively, the "Hotels"); and

         WHEREAS, the Owner desires to retain the Manager, and the Manager is willing to serve, as manager and operator of the Hotels, subject to and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Owner and the Manager hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below.

         1.1 "AGREEMENT" shall mean this Management Agreement, together with Exhibits A-1 through A-15 attached hereto, as it may be amended from time to time as herein provided.

         1.2      "APPROVED BUDGETS" shall have the meaning given such term in
Section 4.4.

         1.3 "BUSINESS DAY" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

         1.4 "ENTITY" shall mean any corporation, general or limited partnership, limited liability company, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, any government or agency or political subdivision thereof or any other entity.

         1.5 "FISCAL YEAR" shall mean each twelve (12) month period during the term of this Agreement commencing January 1.

         1.6 "HOTELS" shall have the meaning given such term in the recitals to this Agreement.

         1.7      "HOTEL ACCOUNTS" shall have the meaning given such term in
Section 5.1.

         1.8 "HOTEL EXPENSES" shall mean all costs, expenses and cash disbursements of any type (determined in accordance with the Uniform System of Accounts and generally accepted accounting principles, consistently applied), relating to or arising out of the ownership or operation of the Hotels, including, without limitation, taxes, capital improvements, rental and other payments under any Hotel Lease, debt service (interest and principal) on any indebtedness, expenses of operating, maintaining and repairing the Hotels and funding necessary reserves.

         1.9 "HOTEL LEASES" shall mean, collectively, any ground leases from time to time in effect with respect to the Hotels.

         1.10 "HOTEL RECORDS" shall mean all records, books and accounts, vouchers, statements, receipts, invoices, plans, specifications, permits, approvals, contracts and other documents relating to the ownership, management or operation of the Hotels or otherwise relating to performance by the Manager of its services with respect to the Hotels hereunder.

         1.11 "HOTEL REVENUES" shall mean, for any period, all revenues and receipts of every kind (determined in accordance with the Uniform System of Accounts and generally accepted accounting principles, consistently applied), received by, or by reason of the operation of, the Hotels during such period, including, without limitation, all income (from both cash and credit transactions), after deductions for bad debts, and discounts for prompt or cash payments and refunds, from rental of rooms, stores, offices, meeting, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail

                                       2

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sales of merchandise (other than proceeds from the sale of furnishings, fixture and equipment no longer necessary to the operation of the Hotels); service charges, to the extent not distributed to the employees at the Hotels as gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Hotel Revenues shall not include gratuities to or collected on behalf of Hotels employees; federal, state or municipal excise, sales, use, occupancy or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation awards (other than those awarded in connection with a temporary condemnation); any proceeds from any sale of the Hotels or from the refinancing of any debt thereon; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Hotels; and any security deposits and other advance deposits, until and unless the same are forfeited or applied for the purpose for which they were collected.

         1.12 "HPT" shall mean Hospitality Properties Trust, and its successors and assigns.

         1.13 "MANAGEMENT FEE" shall mean a fee equal to three percent (3%) of Hotel Revenues.

         1.14 "OWNER" shall have the meaning given such term in the preambles to this Agreement.

         1.15 "PERSON" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.16 "REQUIRED MINIMUM BALANCE" shall mean an aggregate amount equal to One Million Five Hundred Thousand Dollars ($1,500,000).

         1.17 "UNIFORM SYSTEM OF ACCOUNTS" shall mean The Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, Inc., as the same may be further revised from time to time.

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

                                   ARTICLE 2

                               APPOINTMENT; DUTIES

         2.1 APPOINTMENT OF THE MANAGER. The Owner hereby engages the Manager to manage, supervise and operate (either directly or through affiliates) the Hotels in a manner consistent with prudent business and management practices applicable to the operation, repair, maintenance and management of Hotels comparable in size, character and location to the Hotels, and to carry out general management functions with respect to the Hotels.

         2.2 ACCEPTANCE; GENERAL DESCRIPTION OF DUTIES. The Manager accepts such engagement and agrees to provide (either directly or through affiliates) all services necessary to provide and maintain such care and management, including, without limitation, the following:

                  (a) Maintaining the Hotels and the furnishings, fixture and equipment and operating equipment required for the operation of the Hotels in good operating order and condition in the manner which is the standard customarily used for Hotels of the size, character and location of the Hotels;

                  (b) Using commercially reasonable efforts to secure and retain guests, tenants, and customers for the Hotels, market the Hotels and optimize occupancy of its guest rooms at the most profitable rates;

                  (c) Advancing the business, interests, profitability, and future prospects of the Hotels;

                  (d) Promoting and enhancing the name and reputation of the Hotels;

                  (e) Supervising the performance of all administrative functions as may be necessary in the management and operation of the Hotels;

                  (f) Selecting, hiring, training, supervising, monitoring the performance of and terminating all personnel involved in the administration and day-to-day operations of the Hotels, including, without limitation, professional personnel, custodial, cleaning, maintenance, and other

                                       4

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         operational personnel, and secretarial and bookkeeping personnel;

                  (g) Providing accounting, billing, purchasing and bill payment functions for the Hotels;

                  (h) Establishing systems of accounts and supervising the maintenance of ledgers and other primary accounting records by personnel of the Hotels;

                  (i)      Supervising the financial affairs of the Hotels;

                  (j) Establishing and supervising the implementation of operating budgets and establishing and administering financial controls over the operations and management of the Hotels;

                  (k) Developing and establishing financial standards and norms by which the income, costs, and operations of the Hotels may be evaluated;

                  (l) Serving as adviser and consultant in connection with policy decisions to be made by the Owner;

                  (m) Furnishing such reports to the Owner as the Owner may reasonably request consistent with the ordinary operation of the Hotels, and providing the Owner with economic and statistical data in connection with or relative to the operation and management of the Hotels;

                  (n) Representing the Hotels in all dealings with guests, tenants and customers, creditors, personnel, and agents for collection and insurers;

                  (o) Acting as agent for the Owner in disbursing or collecting the funds of the Hotels, in paying the debts and fulfilling the obligations of the Hotels; and

                  (p) Generally seeing to the operations and management of the Hotels, the marketing of the services provided at the Hotels, planning for future operations and establishing and implementing policies for the Hotels.

         2.3 CERTAIN SPECIFIC DUTIES. In addition to the general duties set forth in Section 2.2 and the other obligations of the Manager set forth in this Agreement, the Manager shall have the

                                       5

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following specific responsibilities, all of which shall be performed (either directly or through affiliates) in a manner consistent with the Approved Budgets, unless the prior consent of the Owner is obtained or as otherwise provided below:

                  2.3.1 EMPLOYEES. The Manager shall (either directly or through affiliates)recruit, evaluate and select the management staff (e.g., the general manager, assistant managers and department heads) who shall be responsible for the functional operation of the Hotels and supervision of personnel at the Hotels, on a day-to-day basis, as well as all on-site professional, custodial, food service, cleaning, maintenance, clerical, secretarial, bookkeeping, management, collection and other administrative personnel for the day-to-day operations of the Hotels. From and after the later of the date of this Agreement and the date the Manager hires each such employee, all such personnel shall be employees of the Manager and the salary and wages, payroll taxes, insurance, workmen's compensation and other benefits of such administrators and other personnel shall be the responsibility of, and paid by, the Manager, subject to reimbursement as Hotels Expenses.

                  The Manager shall establish such personnel policies, wage structures and staff schedules as it deems necessary and advisable. The Manager shall maintain payroll records and shall prepare payrolls and returns of withholding taxes.

                  2.3.2 PURCHASING. The Manager shall purchase all supplies, foodstuffs, materials, appliances, tools and equipment necessary in the operation of the Hotels. The Manager shall use commercially reasonable efforts to limit purchasing costs and to maintain such costs at a level reasonably calculated to allow the Hotels to operate profitably. The Manager may make such purchases in bulk under a centralized purchasing system established by it for multiple hotels under its management in order to minimize costs to the Owner and all such costs may be allocated among the managed hotels, including the Hotels. The Manager shall arrange for all contracts for electricity, gas, telephone, and any other utility or service necessary for the operation of the Hotels. The Manager shall, on behalf of the Owner, contract for and supervise the making of any necessary repairs, alterations and improvements to the Hotels; provided, however, that in the case of any major repair (defined as any repair that the Manager reasonably estimates will cost at least $10,000), alteration or improvement (other than in the event of emergency), the Manager shall obtain the approval of the Owner, unless the same is authorized by the Approved Budgets.

                  2.3.3 COLLECTIONS, ACCOUNTS, DISBURSEMENTS AND INVESTMENTS. The Manager shall prepare and submit bills and collect, for the account of the Owner, any and all moneys owing to the Owner.

                  2.3.4 TECHNICAL AND PROFESSIONAL SERVICES. The Manager shall secure such engineering, legal and other specialized technical and professional services as may be necessary to advise or to represent the Owner in connection with any matter involving or arising out of the operation of the Hotels; provided, however, that the providers of any such services shall be subject to the approval of the Owner.

                  2.3.5 PLANT MAINTENANCE. The Manager shall monitor and review practices and procedures of the maintenance, engineering, security, housekeeping and related services and shall implement, maintain and supervise inspections (interior and exterior) and preventative maintenance programs with respect to the Hotels.

                  2.3.6 ACCOUNTING. The Manager shall provide for payment of accounts payable, employee payrolls, taxes, insurance premiums and other obligations of the Hotels. The Manager shall establish an accounting system to record all business activity in order to provide financial reporting as required by Article 4. The Manager will prepare, or arrange for the timely reporting to, the Owner as the Owner may from time to time reasonably require.

                  2.3.7 COMPLIANCE WITH LAW. The Manager shall use commercially reasonable efforts to keep in full force and effect all licenses, permits, approvals and authorizations necessary for the Owner and the Manager to occupy and operate the Hotels. The Manager shall not take or omit to take any action which jeopardizes any such licenses, permits, approvals or authorizations.

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

         2.4 BRAND AND TRADEMARKS. The Manager shall operate the Hotels as extended stay suite hotels under the name "Cambridge Suites" and in a manner consistent with other Cambridge Suites hotels. The Manager shall not operate the Hotels under any other name without the Owner's prior written consent.

         2.5 STANDARD OF CARE. The Manager shall use commercially reasonable efforts and act in good faith and in a professional manner in rendering the services called for hereunder in accordance with prevailing standards of the hotel industry and shall render the services called for hereunder in good faith and with a duty of care.

         2.6 AUTHORITY OF THE MANAGER. Subject to the terms and conditions set forth in this Agreement, the parameters established by the Approved Budgets and the policies from time to time established by the Owner, the Manager shall have the authority, control and discretion with regard to the operation, administration and management of the business, policies, and assets of the Hotels (including, without limitation, the exercise of its rights and performance of its duties provided for in Sections 2.1, 2.2 and 2.3) and the right to determine all operating policies affecting the appearance, maintenance, personnel, standards of operation, quality of services, and any other matter affecting the Hotels or the operation of the Hotels.

                                   ARTICLE 3

                                   INSURANCE

         3.1 MAINTENANCE OF THE OWNER'S INSURANCE. The Manager shall obtain, on behalf of the Owner and as an expense of the Hotels, all necessary liability and property insurance covering the Hotels, any equipment used in connection with the Hotels, and the Owner, including, without limitation, all insurance required to be maintained by the Owner under any Hotels Leases in accordance with the terms and provisions thereof.

         3.2 MANAGER'S INSURANCE. The Manager shall maintain such insurance as is customarily obtained by prudent managers of facilities similar to the Hotels, including, without limitation, workmen's compensation insurance covering the employees at the Hotels.

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

         3.3 INDEMNIFICATION OF OWNER. The Manager shall indemnify, defend and hold harmless the Owner for, from and against any cost, loss, damage or expense (including, but not limited to, reasonable attorneys fees and all court costs and other expenses of litigation, whether or not taxable under local law) arising out of a breach of this Agreement by the Manager or the Manager's negligence, misconduct or bad faith performance of its obligations hereunder, unless arising from the negligence or misconduct of the Owner.

                                   ARTICLE 4

                           REPORTING AND RECORDKEEPING

         4.1 MAINTENANCE OF RECORDS, ETC. As a part of the Hotel Records, the Manager shall develop and maintain on a current basis a system of accounts, data processing and payroll processing systems and a document filing system, as well as procedures for recording accounts payable and receivable, with respect to the Hotels and performance of the Manager's obligations under this Agreement, which systems and procedures shall at all times be reasonably satisfactory to the Owner. All Hotel Records shall be maintained at the Hotels, at the Manager's principal place of business or regional offices, or at such other location as may be mutually agreed upon by the Manager and the Owner.

         4.2 OWNER'S PROPERTY; CONTINUING ACCESS. All Hotel Records received and/or maintained by the Manager pursuant to this Agreement are and shall remain the property of the Owner and, upon termination or expiration of this Agreement for any reason whatsoever, shall be promptly turned over to the Owner.

         4.3 OWNER'S AUDIT RIGHTS. The Manager shall cooperate with, and make all Hotel Records available to, any auditor, independent accountant, agent or other person designated from time to time by the Owner and the Owner shall at all times have the right to conduct, or cause to be conducted, audits and examinations of the Hotels Records. The cost of all such audits and examinations shall be Hotels Expenses.

         4.4      REQUIRED REPORTS, ETC.

                  (a) Annual Budget. The Manager shall prepare and submit to the Owner for the Owner's approval, prior to the start of each Fiscal Year for the ensuing Fiscal Year, an

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

         operating budget, on an accrual basis, with respect to the Hotels during the ensuing calendar year. The Owner shall have the opportunity to review such operating budgets and the Manager shall make such changes and adjustments thereto as the Owner may require (such operating budgets, upon approval thereof by the Owner, collectively, the "Approved Budgets").

                  The Manager agrees to use commercially reasonable efforts to manage and operate the Hotels in accordance with the applicable Approved Budget.

                  The Manager shall further prepare and propose for the Owner's approval from time to time such additional revisions to the Approved Budgets as may reasonably be required to reflect changes in costs or expenditures in management and operation of the Hotels.

                  (b) Other Reports. The Manager shall prepare and furnish to the Owner, on a monthly, quarterly and annual basis, such information with respect to the Hotels as the Owner may from time to time reasonably request consistent with the ordinary operations of the Hotels.

         4.5 SUPPORTING DOCUMENTATION. As additional support to required reporting information under this Agreement, the Manager shall, at the Owner's request, provide copies of (a) all bank statements and reconciliations, (b) detailed cash receipts and disbursement records, (c) general ledger listings,
(d) copies of invoices for expenditures, (e) summaries of adjusting journal entries, (f) copies of all paid bills, (g) all information required to prepare state and federal tax returns on a timely basis, and (h) such other supporting documentation as the Owner may reasonably require.

                                   ARTICLE 5

                                  BANK ACCOUNTS

         5.1 HOTEL ACCOUNTS. Except as otherwise directed by the Owner, the Manager shall deposit all revenues received by the Manager with respect to the Hotels, and pay all Hotels Expenses from, one or more bank accounts established for the Hotels (collectively, the "Hotel Accounts"). The system of accounts for the Hotels and the applicable depository institution(s) shall be approved by the Owner and the Owner shall be given

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

written notice of the account number and location of each such account. In no event shall any Hotel Accounts be commingled with any account of the Manager. The Hotel Accounts may be commingled one with the other in order to facilitate efficient pooled cash management, provided the depository institution or the Manager maintains records showing the separate value of the Owner's ownership of these accounts. The Owner may direct the Manager to change any depository institution or depository arrangement at any time.

         Upon execution of this Agreement, the Manager shall open and establish the Hotel Accounts. Within two (2) Business Days after notice from the Manager to the Owner of the applicable Hotel Account information, the Owner shall advance the Required Minimum Balance among the Hotel Accounts as directed by the Manager.

         5.2 ACCESS TO ACCOUNTS, ETC. Authorized representatives of the Owner shall at all times have access to the Hotel Accounts and the contents thereof. The Owner shall notify the Manager of any withdrawals made by the Owner from such bank accounts. The Manager's authority to draw against the Hotel Accounts may be terminated by the Owner without notice to the Manager upon any termination of this Agreement or, if earlier, upon the occurrence of any default with respect to the Manager.

                                   ARTICLE 6

                               PAYMENT OF EXPENSES

         6.1 COSTS ELIGIBLE FOR PAYMENT FROM HOTEL ACCOUNTS, ETC. The Manager shall pay, directly from the Hotel Accounts, all Hotel Expenses.

         6.2 EXCLUDED MANAGER COSTS. The following expenses and costs incurred by or on behalf of the Manager shall be at the sole cost and expense of the Manager and shall not be paid from the Hotel Accounts:

                  (a) the training and hiring expenses and any costs of salary and wages, payroll taxes, insurance, workmen's compensation and other benefits of the Manager's home office and regional staff except for the portion of such costs as are properly allocable to the Hotels;

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

                  (b) the cost of the Manager's overhead, including, without limitation, office rent, telephone, telecopy, courier, expedited delivery and postage charges, office supplies and equipment, and miscellaneous expenses; provided, however, that telephone, courier and expedited delivery expenses and costs incurred with respect to matters specific to the Hotels (such as the cost of the Owner's and the Hotels' tax returns), properly attributable to the operation of the Hotels, as distinguished from the Manager's overall operations, may, to the extent separately itemized, be paid from the Hotel Accounts; and

                  (c) political or charitable contributions, unless approved by the Owner.

         The Manager shall indemnify and hold the Owner harmless from any and all liability with respect to any of the above costs and expenses.

         6.3 REQUIRED MINIMUM BALANCE; INSUFFICIENT FUNDS. At all times, the Hotel Accounts shall contain at least the Required Minimum Balance. If, at the end of any calendar month, the aggregate cash balances of the Hotel Accounts exceed the Required Minimum Balance, the Manager shall disburse to the Owner from the Hotel Accounts such excess amount within fifteen (15) calendar days of the end of the applicable month. If the aggregate cash balances of the Hotel Accounts at the end of any calendar month (or at any other time the Manager advises the Owner of such shortage) is less than the Required Minimum Balance, the Owner shall advance to the Hotel Accounts, within fifteen (15) calendar days of the end of the applicable month (or the Manager's request), an amount equal to such deficiency.

         In addition, if, at any time, the Manager determines that there are not, or are projected not to be within the next thirty (30) days, sufficient funds in the Hotel Accounts to pay all Hotel Expenses that the Manager reasonably projects will be incurred during such period, then the Manager shall promptly inform the Owner. Upon receipt of such notice, the Owner shall advance funds in an amount sufficient to cover any such shortfall in a timely manner. If the Owner shall fail to advance such funds, then the Manager shall have the right, but not the obligation, in the Manager's sole discretion, to expend its own funds to pay Hotel Expenses. The Owner shall reimburse the Manager for all such payments within fifteen (15) calendar days' written notice of such expenditures.

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

         The Manager shall have no obligation to expend its own funds in payment of expenses and liabilities with respect to the Hotels (other than those costs and expenses specified in Section 6.2 hereof to be the Manager's costs and expenses), and the Manager shall not be in default under this Agreement by reason of any failure to pay any such expenses and liabilities or take any action due to a lack of funds in the Hotel Accounts.

                                   ARTICLE 7

                         COMPENSATION; TERM; TERMINATION

         7.1 MANAGEMENT FEE. As compensation for the services to be rendered (either directly or through affiliates) by the Manager during the term of this Agreement, the Manager shall receive the Management Fee. The Management Fee shall be payable monthly, in arrears, on the last day of each calendar month. Within two (2) Business Days after the date of this Agreement, the Owner shall advance to the Manager $750,000 to cover internal costs incurred in assuming the management of the Hotels. The Manager shall provide the Owner with an accounting of the uses of such funds in reasonable detail and shall return any unused portion of such funds to the Owner in a timely manner.

         7.2 TERM. This Agreement shall commence on April 28, 2003 and, unless sooner terminated as herein provided, shall expire December 31, 2003. Thereafter, this Agreement shall be automatically renewed for successive one-year periods. Notwithstanding the foregoing, either party may terminate this Agreement, by the giving of thirty (30) days prior written notice thereof to the non-terminating party. Any notice of termination shall designate the effective date of termination.

         7.3 FEES ON TERMINATION OR EXPIRATION. In the event of termination or expiration of this Agreement, the Manager shall be entitled to receive any Management Fee accrued and unpaid through the date of termination, and the reimbursement of any expenses due and owing the Manager in accordance with this Agreement.

         7.4 ORDERLY TRANSITION. The Manager shall cooperate with the Owner to assist in an orderly transition of the management and operation of the Hotels to a successor or to any representative of the Owner.

                                   ARTICLE 8

                         ADDITIONAL COVENANTS OF MANAGER

         8.1      REIT QUALIFICATION MATTERS. From and after the date hereof:

                  (a) The Manager shall not permit any wagering activities to be conducted at or in connection with any of the Hotels.

                  (b) The Manager shall use best efforts to ensure that at least one-half of the rooms in each of the Hotels are used on a transient basis and that each such Hotel includes amenities and facilities which are at least customary for similarly situated properties.

                  (c) The Manager shall not own, either directly or indirectly, more than thirty five percent (35%) of the shares of HPT (whether by vote, value or number of shares).

                  (d) The Manager, or a person who is sufficiently related or affiliated with the Manager, as determined by the Owner, shall be actively engaged in the trade or business of operating, for one or more persons who are not related to HPT or the Owner, "qualified lodging facilities" (it being understood that, for these purposes, a "qualified lodging facility" shall mean a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility).

                  (e) At the Owner's request, the Manager shall confirm, in writing, its compliance with the foregoing provisions of this Section 8.1.

         8.2 OCCUPANCY AGREEMENTS, ETC. The Manager shall not permit any occupancy or other arrangement with respect to all or a portion of the Hotels on any basis such that the rental or other fees would be based, in whole or in part, on the income or profits derived by the business activities of any occupant or other party (it being understood and agreed that no agreements in effect as of the date of this Agreement violate the foregoing restrictions).

                                   ARTICLE 9

                     DISPUTE RESOLUTION; DAMAGES LIMITATIONS

         9.1 DISPUTES TO BE ARBITRATED. Any dispute between or among the parties hereto, arising under or in any way related to this Agreement, including without limitation any matter relating to questions of arbitrability, shall be submitted to arbitration.

         9.2 VENUE; APPLICABLE STATUTE AND RULES. Any arbitration hereunder shall be conducted as a self administered arbitration in accordance with and subject to the Federal Arbitration Act (9 U.S.C. " 1 et seq., the "Arbitration Act") to the exclusion of any state law and, to the extent not inconsistent with the Arbitration Act, in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect (the "Arbitration Rules"). The arbitration shall occur in Massachusetts.

         9.3 CONSTITUTION OF THE ARBITRATION PANEL; QUALIFICATIONS. The arbitration panel shall consist of three (3) arbitrators, one chosen by each party and the third chosen by mutual agreement of the two (2) arbitrators selected by the parties. The third arbitrator shall be a lawyer, judge or mediator experienced in the resolution of commercial disputes. Once the arbitration panel has been constituted, all arbitrators shall be treated as neutral arbitrators, and no ex parte communications shall be permitted.

         9.4 AWARD. The award of an arbitration panel shall be final and binding upon the parties thereto, with only such rights of appeal or review as are available under the Arbitration Act.

         9.5 CONDUCT OF THE ARBITRATION. Except for the matters specifically addressed in the Arbitration Rules or hereafter in this Section 9, the procedural rules for the conduct of an arbitration under this Section 9 shall be established by the arbitration panel, but it is the intent of the parties that arbitration hereunder shall be conducted in an expedited manner and as economically as practicable. In addition, the following shall apply:

                  (a) All costs and fees of counsel and expert witnesses shall be borne by the party incurring the same.

                  (b) The costs of the arbitration panel shall be divided equally between the parties to any arbitration proceeding.

         9.6 DAMAGES LIMITATIONS. No party shall be entitled to consequential, multiple or punitive damages in connection with any dispute between or among the parties or in any way related to this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 LIMITATION ON ASSIGNMENT. Neither the Manager nor the Owner shall suffer or permit any, direct or indirect, transfer of or encumbrance upon its interest in this Agreement.

         10.2 OTHER BUSINESS, ETC. The Manager may manage facilities for third parties (other than the Owner), which may include, without limitation, management of Hotels which may be competitive with the Hotels.

                  The Owner and its affiliates may use any other managers to manage the Hotels or other Hotels owned or leased by the Owner as the Owner may, from time to time, in its sole discretion, determine.

         10.3     NOTICES.

                  (a) Any and all written notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with confirmed receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of such notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All written notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of confirmed receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                  (c)      All such notices shall be addressed:

         if to the Owner, to:

                  400 Centre Street
                  Newton, MA 02458
                  Attn: John G. Murray
                  Telecopier No. 617-969-5730

         if to the Manager, to:

                  8621 East 21st Street North, Suite 200
                  Wichita, KS 67206
                  Attn: Mr. Tim Johnson
                  Telecopier No. 316-631-1382

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                  (e) If under this Agreement the failure of the recipient to respond to any notice within a specified period of time is intended to constitute deemed consent, approval, disapproval or other action by such recipient, it shall be a condition of the effectiveness of such notice that the same include a conspicuous statement of the applicable response period and the effect of a failure to respond within such period.

         10.4 SUCCESSORS AND ASSIGNS, ETC. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants and agreements which are contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         10.5 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

         10.6 ENTIRE CONTRACT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         10.7 HEADINGS; COUNTERPARTS. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         10.8 GOVERNING LAW. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or
(vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the jurisdiction where any Hotel is located shall apply, to the extent required by the laws of such jurisdiction, to matters relating to interests in real property or title thereto.

         10.9 MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended in any manner except by an amendment in writing duly executed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date above first written.

                                               OWNER:

                                               HPT TRS SPES, INC.

                                                   /s/ JENNIFER B. CLARK
                                               ---------------------------------
                                               BY: ITS (VICE) PRESIDENT

                                               MANAGER:

                                               CANDLEWOOD MANAGEMENT, LLC.

                                                   /s/ WARREN D. FIX
                                               ---------------------------------
                                               BY: ITS EXECUTIVE VICE PRESIDENT

                            EXHIBIT A-1 THROUGH A-15

                                                          HOTELS

                                                                                                                     ZIP
      PROPERTY                                          ADDRESS                       CITY             STATE        CODE
      --------                                          -------                       ----             -----        ----
Summerfield - Dulles                            13700 Coppermine Road               Herndon              VA         20171
Summerfield - Buckhead                          505 Pharr Road NE                   Atlanta              GA         30305
Summerfield - Chatsworth                        21902 Lassen Street                 Chatsworth           CA         91311
Summerfield - Lake Buena Vista                  8751 Suiteside Drive                Orlando              FL         32836
Summerfield - Malvern                           20 Morehall Road                    Malvern              PA         19355
Summerfield - Orlando                           8480 International Drive            Orlando              FL         32819
Summerfield - Perimeter                         760 Mount Vernon Highway NE         Atlanta              GA         30328
Summerfield - Princeton                         4375 US Highway I South             Princeton            NJ         08543
Summerfield - San Fran Airport                  1350 Huntington Avenue              San Bruno            CA         94066
Summerfield - San Jose                          1602 Crane Court                    San Jose             CA         95112
Summerfield - Somerset                          260 Davidson Avenue                 Somerset             NJ         08873
Summerfield - Schaumburg                        901 East Woodfield Office Court     Schaumburg           IL         60173
Summerfield - Sunnyvale                         900 Hamlin Court                    Sunnyvale            CA         94089
Summerfield - Torrance                          19901 Prairie Avenue                Torrance             CA         90503
Summerfield - Westport                          1855 Craigshire Road                St. Louis            MO         63146